UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 4, 2022

PERIMETER SOLUTIONS, SA
(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg	001-41027	98-1632942
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)
12E rue Guillaume Kroll, L-1882 Luxembourg
Grand Duchy of Luxembourg
352 2668 62-1
(Address of principal executive offices, including zip code)
(314) 396-7343
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $1.00 per share	PRM	New York Stock Exchange
Warrants for Ordinary Shares	PRMFF	OTC Markets Group Inc.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b), (d)
On April 4, 2022, Perimeter Solutions, SA (the “Company”) appointed Bernt Iversen II to its Board of Directors (the “Board”) effective immediately. Mr. Iversen will fill the vacancy created by Kevin Stein who informed the Company on April 4, 2022 that he has decided not to continue as a director. There are no disagreements or disputes with Mr. Stein regarding any matter relating to the Company’s operations, policies or practices. At the time of Mr. Stein’s departure from the Board, he was the Chair of the Compensation Committee of the Board and a member of the Audit Committee of the Board.
Mr. Iversen will serve as a director for a term expiring at the 2022 Annual Meeting of Shareholders, at which time he will stand for reelection. Mr. Iversen has been appointed as Chair of the Compensation Committee and as a member of the Audit Committee to fill the vacancies created by Mr. Stein’s resignation. Additionally on April 4, 2022, the Company appointed Robert S. Henderson, a current member of the Board, to serve as member of the Compensation Committee of the Board.
Mr. Iversen most recently served as Executive Vice President – Mergers & Acquisitions and Business Development of TransDigm from May 2012 to December 2020. Prior to that, Mr. Iversen served as Executive Vice President of TD Group from December 2010 through May 2012 and as President of Champion Aerospace LLC, a wholly-owned subsidiary of TransDigm Inc., from June 2006 to December 2010. Mr. Iversen holds a Bachelor’s Degree in Engineering from Western Michigan University.
There are no arrangements or understandings between Mr. Iversen pursuant to which he was selected as a director of the Company. There are no transactions in which Mr. Iversen, nor any immediate family members of Mr. Iversen, have an interest requiring disclosure under Item 404(a) of Regulation S-K.
Mr. Iversen will participate in the standard non-employee independent director compensation arrangements described under the heading “Management of Holdco After the Business Combination–Compensation of Directors” in the Company’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on November 4, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Perimeter Solutions, SA

Date: April 8, 2022	By:	/s/ Barry Lederman
Barry Lederman
Chief Financial Officer